J.P. MORGAN FLEMING MUTUAL FUND GROUP, INC.

ARTICLES SUPPLEMENTARY

To the State Department of Assessments and Taxation
State of Maryland

      J.P. Morgan Fleming Mutual Fund Group, Inc., a Maryland corporation registered as an open-end investment company under the Investment Company Act of 1940  having its principal office in Baltimore, Maryland (hereinafter called the "Corporation"), certifies to the State
Department of Assessments and Taxation of Maryland that:
      FIRST:  Immediately prior to the filing of these Articles Supplementary, the Corporation had the authority to issue 862,500,000 shares of the Mid Cap Value Fund, $.001 par value per share, classified as follows:
Name of Series
Name of Class
Authorized Shares
Mid Cap Value Fund
Class A
212,500,000
Mid Cap Value Fund
Class B
112,500,000
Mid Cap Value Fund
Class C
112,500,000
Mid Cap Value Fund
Institutional Class
212,500,000
Mid Cap Value Fund
Select Class
112,500,000
Mid Cap Value Fund
Class R2
100,000,000

      SECOND:  Pursuant to these Articles Supplementary, the Corporation shall reclassify certain authorized Class B Shares of the Mid Cap Value Fund such that the Corporation shall have the authority to issue 862,500,000 shares of Mid Cap Value Fund, $.001 par value per share, with the following classifications:
Name of Series
Name of Class
Authorized Shares
Mid Cap Value Fund
Class A
212,500,000
Mid Cap Value Fund
Class B
12,500,000
Mid Cap Value Fund
Class C
112,500,000
Mid Cap Value Fund
Institutional Class
262,500,000
Mid Cap Value Fund
Select Class
162,500,000
Mid Cap Value Fund
Class R2
100,000,000

      THIRD: The shares of stock that the Corporation has authority to issue has been reclassified by the Board of Directors of the Corporation in accordance with Sections 2-105(c)
and 2-208.1 of the Maryland General Corporation Law (the "MGCL").  The shares aforesaid have been duly reclassified by the Corporation's Board of Directors pursuant to authority and power contained in the Corporation's Charter.
      FOURTH: These Articles Supplementary have been approved by the Board of Directors in the manner and by the vote required by law.
      FIFTH: The undersigned President acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned President acknowledges that, to the best of her knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.
 IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be signed in its name and on its behalf by its President and attested to by its Secretary on this
11th day of June, 2013.

J.P. MORGAN FLEMING MUTUAL FUND
GROUP, INC.

By:  /s/ Patricia A. Maleski
Patricia A. Maleski
President

ATTEST:

/s/ Frank Nasta
Frank Nasta
Secretary

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